As filed with the Securities and Exchange Commission on February 24, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENVISTA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		83-2206728
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

200 S. Kraemer Blvd., Building E		92821-6208
Brea,	California
(Address of Principal Executive Offices)		(Zip Code)

Envista Holdings Corporation Savings Plan
Envista Holdings Corporation Deferred Compensation Plan
(Full title of the Plan)

Heather L. Turner
Vice President, Assistant General Counsel, Corporate Securities and Governance
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E, Brea, California 92821
(714) 817-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lori B. Metrock
Maynard, Cooper & Gale, P.C.
1901 Sixth Ave. N, Suite 1700
Birmingham, AL 35203
(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE
The purpose of this Registration Statement is to register (i) an additional 1,500,000 shares of common stock of Envista Holdings Corporation (the “Company”) that may be acquired by the Envista Holdings Corporation Savings Plan, as amended and restated effective as of February 23, 2021 (“ESP”), in connection with a participant’s election to invest a portion of his or her interest in the ESP in a fund that invests in common stock of the Company and (ii) an additional 40,000 shares of common stock to be issued pursuant to the Envista Holdings Corporation Deferred Compensation Plan (“DCP”). The common stock registered hereunder is in addition to the shares of common stock previously registered on the Company’s Registration Statement on Form S-8 filed on September 17, 2019 (Commission File No. 333- 233810) (the “Prior Registration Statement”).
This Registration Statement is filed in accordance with General Instruction E to Form S-8, “Registration of Additional Securities.” Pursuant to Instruction E, the contents of the Prior Registration Statement are incorporated by reference and made a part of this Registration Statement except to the extent supplemented, amended or superseded by the information set forth herein.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I will be sent or given to participants in the ESP and DCP, as applicable, as specified by Rule 428(b)(1) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents previously filed by the Company and the ESP with the Commission are incorporated by reference in this Registration Statement:

(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 24, 2022;

(b)The Annual Report on Form 11-K in respect of the ESP for the fiscal year ended December 31, 2020, filed with the Commission on June 21, 2021;

(c)The Company’s Current Report on Form 8-K filed with the Commission on January 3, 2022 (except for portions of such reports which are deemed to be furnished and not filed); and

(d)The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 17, 2019 (File No. 001-39054), including any amendment(s) or report(s) filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 24, 2022.

All documents filed by the Company or the ESP subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (except, with respect to each of the foregoing, for portions of such documents which are deemed to be furnished and not filed).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

    Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Our second amended and restated certificate of incorporation contains such a provision.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Our second amended and restated certificate of incorporation contains such a provision.
We have in effect a directors and officers liability insurance policy indemnifying our directors and officers for certain liabilities incurred by them, including liabilities under the Securities Act, and the Exchange Act. We pay the entire premium of this policy.
We have entered into indemnification agreements with each of our directors and officers that provide for indemnification and advancement of expenses, which rights are in addition to any other rights such directors and officers may be entitled under the Company’s second amended and restated certification of incorporation, second amended and restated bylaws, any other agreement, any vote of stockholders or disinterested directors, the DGCL, or any other law.
These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions discussed above, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
The foregoing discussion of the Company’s second amended and restated certification of incorporation, second amended and restated bylaws and the DGCL is not intended to be exhaustive and is qualified in its entirety by such second amended and restated certification of incorporation, second amended and restated bylaws and the DGCL, respectively.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit
4.1
Second Amended and Restated Certificate of Incorporation of Envista Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2021, Commission File No. 001-39054).

4.2
Second Amended and Restated Bylaws of Envista Holdings Corporation effective as of August 23, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 27, 2021, Commission File No. 001-39054)

10.1
Envista Holdings Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-8 (Registration No. 33-233810) filed on September 17, 2019)

10.2
Composite copy of Envista Holdings Corporation Savings Plan, as amended and restated effective as of February 23, 2021 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Commission File No. 001-39054).

5.1	Opinion of Maynard, Cooper & Gale, P.C.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
107.1	Filing Fee Table.

Item 9.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on February 24, 2022.

ENVISTA HOLDINGS CORPORATION

By:	/s/ Howard H. Yu
Howard H. Yu
Senior Vice President & Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Aghdaei and Howard H. Yu, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Amir Aghdaei Amir Aghdaei	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2022

/s/ Howard H. Yu Howard H. Yu	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2022

/s/ Kari-Lyn Moore Kari-Lyn Moore	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 24, 2022

/s/ Scott Huennekens Scott Huennekens	Chairman of the Board	February 24, 2022

/s/ Wendy Carruthers Wendy Carruthers	Director	February 24, 2022

/s/ Kieran T. Gallahue Kieran T. Gallahue	Director	February 24, 2022

/s/ Barbara Hulit Barbara Hulit	Director	February 24, 2022

/s/ Vivek Jain Vivek Jain	Director	February 24, 2022

/s/ Daniel A. Raskas Daniel A. Raskas	Director	February 24, 2022

/s/ Christine Tsingos Christine Tsingos	Director	February 24, 2022